Exhibit 10.13

MELLON FINANCIAL CORPORATION

LONG-TERM PROFIT INCENTIVE PLAN (2004)

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT, made this 10th day of March, 2008, by and between The Bank of New York Mellon Corporation (the “Corporation”), having its principal place of business in the State of New York,

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                            , a key employee (the “Optionee”) of the Corporation.

WITNESSETH THAT:

WHEREAS, the Optionee is now employed by the Corporation (“Corporation,” when used herein with reference to employment of the Optionee, shall include any Affiliate of the Corporation as defined in the Plan) as a key employee; and

WHEREAS, the Corporation maintains the Mellon Financial Corporation Long-Term Profit Incentive Plan (2004) (the “Plan”) under which the Corporation may grant to certain key employees of the Corporation options to purchase common stock of the Corporation (hereinafter “Common Stock”); and

WHEREAS, the Corporation desires to grant a stock option for «StockOptions» shares of Common Stock to the Optionee.

NOW THEREFORE, in consideration of the covenants and agreements herein contained and intending to be legally bound, the parties hereto hereby agree with each other as follows:

SECTION 1: Employment

1.1 Neither the grant of the Option nor anything else contained in this Agreement shall be deemed to limit or restrict the right of the Corporation to terminate the Optionee’s employment at any time, for any reason, with or without cause.

SECTION 2: Stock Option

2.1 Subject to the terms and conditions set forth herein and to the terms of the Plan, the Corporation hereby grants to the Optionee the right and option to purchase at any time and from time to time from the Corporation at a price of $42.31 per share (the “Option Price”), which is the Fair Market Value, as defined in the Plan, of the shares of Common Stock covered by the Option on the date of grant, up to, but not exceeding in the aggregate, the number of shares of Common Stock stated above (the “Option”).

SECTION 3: Exercise and Withholding

3.1 This Option may not be exercised prior to March 10, 2009. Subject to Section 4 of this Agreement: (1) This Option may be exercised between March 10, 2009 and March 9, 2010, inclusive, for a number of shares of Common Stock equal to one-fourth of the number of shares covered by this Option (rounded upward to the nearest whole share) minus the aggregate number of shares purchased hereunder prior to the date of exercise; (2) This Option may be exercised between March 10, 2010 and March 9, 2011, inclusive, for a number of shares of Common Stock equal to one-half of the number of shares covered by this Option (rounded upward to the nearest whole share) minus the aggregate number of shares purchased hereunder prior to the date of exercise; (3) This Option may be exercised between March 10, 2011 and March 9, 2012, inclusive, for a number of shares of Common Stock equal to three-fourths of the number of shares covered by this Option (rounded upward to the nearest whole share) minus the aggregate number of shares purchased hereunder prior to the date of exercise; and (4) This Option may be exercised between March 10, 2012 and March 9, 2018, inclusive, for a number of shares of Common Stock equal to the full number of shares covered by this Option minus the aggregate number of shares purchased hereunder prior to the date of exercise. This Option may not be exercised after March 9, 2018.

3.2 This Option shall be exercised by the Optionee by delivering to the Corporate Compensation Division of the Corporation’s Human Resources Department (AIM No. 151-0722) (i) this Agreement signed by the Optionee, (ii) a written notification specifying the number of shares which the Optionee then desires to purchase, (iii) a check payable to the order of the Corporation and/or shares, or certification of ownership for shares, of Common Stock equal in value to the aggregate Option Price of such shares and/or an instruction from the Optionee directing the Corporation to withhold shares of Common Stock otherwise receivable upon exercise of this Option (subject to any restrictions regarding prior ownership of such shares or an equivalent number of shares imposed by the Corporation), and (iv) a stock power executed in blank for any shares of Common Stock delivered pursuant to clause (iii) hereof. If required by the Corporation, shares of Common Stock surrendered or certified in exercise of this Option shall have been held by the Optionee for at least six months prior to such delivery, and shall be valued as of the date, and by the means, prescribed by the Corporation’s procedures in effect at the time of such exercise and in accordance with the terms of the Plan.

3.3 In each case where the Optionee exercises this Option in whole or in part the Corporation will notify the Optionee of the amount of withholding tax, if any, required under federal and, where applicable, state and local law, and the Optionee shall, forthwith upon the receipt of such notice, remit the required amount to the Corporation or, in accordance with such regulations as the Committee, as hereinafter defined, may prescribe, elect to have the withholding obligation satisfied in whole or in part by the Corporation withholding full shares of Common Stock and crediting them against the withholding obligation.

3.4 As soon as practicable after each exercise of this Option and compliance by the Optionee with all applicable conditions, the Corporation will credit the number of shares of Common Stock, if any, which the Optionee is entitled to receive upon such exercise under the provisions of this Agreement to a book-entry account in the Optionee’s name.

3.5 From time to time and for any reason it deems appropriate, the Corporation may amend its procedures for the exercise of stock options, and if such procedures are so amended, the provisions of Sections 3.2, 3.3 and 3.4 hereof shall be amended immediately and automatically to incorporate such amendment; provided, however, that no such amendment shall be incorporated without the Optionee’s written consent if it would adversely affect the Optionee’s rights under Section 2.1, 3.1, or 4.1 hereof.

SECTION 4: Termination of Employment

4.1 If the Optionee’s employment is terminated, this Option will expire on the Termination Date (as defined in Section 4.3 hereof) except in the following limited circumstances; provided, however, notwithstanding anything to the contrary contained in this Agreement, under no circumstances shall the Optionee be permitted to exercise this Option after March 9, 2018:

(a) Retirement:

(i) If the Optionee’s employment with the Corporation is terminated and the Payroll Separation Date (as defined in Section 4.3 hereof) is on or after the Optionee’s attainment of age 55 but prior to the Optionee’s attainment of age 60, the Optionee shall have three years from the Payroll Separation Date to exercise the Options that were vested as of the Payroll Separation Date.

(ii) If the Optionee’s employment with the Corporation is terminated and the Payroll Separation Date is on or after the Optionee’s attainment of age 60 but prior to the Optionee’s attainment of age 65, this Option will continue to vest as set forth in Section 3.1 of this Agreement and the Optionee will have five years from the Payroll Separation Date to exercise the Optionee’s vested Options.

(iii) If the Optionee’s employment with the Corporation is terminated and the Payroll Separation Date is on or after the Optionee’s attainment of age 65, this Option will automatically become fully exercisable upon the Termination Date (if the Optionee is age 65 on such date or otherwise upon the date on which the Optionee turns age 65) and the Optionee will have seven years from the Payroll Separation Date to exercise the Optionee’s vested Options.

(b) Disability. If the Optionee’s termination of employment is by reason of his or her total disability covered by a long-term disability plan of the Corporation then in effect, this Option shall automatically become fully exercisable on the first day for which the Optionee receives long-term disability benefits, and the Optionee will have two years from such date to exercise the Optionee’s vested Options.

(c) Change in Control Event. Notwithstanding Section 4.5 of the Plan, this Option shall not become fully exercisable immediately and automatically upon the occurrence of a

Change in Control Event, as defined in Section 2.4 of the Plan. However, if the Optionee’s employment is terminated by the Corporation “without cause,” as defined in Section 4.6(d) of the Plan (“Without Cause”), within two years after the occurrence of a Change in Control Event occurring after the date of this grant, this Option shall automatically become fully exercisable and the Optionee will have one year from the Payroll Separation Date to exercise the Optionee’s vested Options.

(d) Death. If the Optionee shall die while employed by the Corporation, or within a period following termination of employment during which this Option remains exercisable, the then remaining unvested portion of this Option shall automatically become fully exercisable and the executor or administrator of the Optionee’s estate or the person or persons to whom the Optionee shall have transferred such right by Will or by the laws of descent and distribution will have two years from the date of death to exercise the Optionee’s vested Options.

(e) Sale of Business Unit or Subsidiary. If the Optionee’s employment with the Corporation is terminated by the Corporation due to the sale of a business unit or subsidiary of the Corporation by which the Optionee is employed, and the Optionee is not displaced/separated pursuant to the Mellon Financial Corporation Displacement Program/The Bank of New York Mellon Corporation Separation Plan or other termination by the Corporation providing transition/separation pay, upon the Termination Date, any then unvested Options, if any, shall vest on a pro-rata basis equal to (i) the number of whole and fractional months from the date of this grant through the Termination Date, divided by (ii) 48 months which is the full vesting period of this grant, with the result multiplied by (iii) the total number of the Options granted hereunder, with that result reduced by (iv) the number of Options that were already vested as of the Termination Date, and all remaining Options will expire immediately. In such case, the Optionee will have two years from the Termination Date to exercise the Options that were vested as of the Termination Date.

(f) Displacement/Separation. If the Optionee’s employment is terminated in accordance with the Mellon Financial Corporation Displacement Program/The Bank of New York Mellon Corporation Separation Plan or other termination by the Corporation providing separation/transition pay, this Option shall continue to become exercisable in accordance with Section 3.1 hereof through the Payroll Separation Date and the Optionee will have one year from the Payroll Separation Date to exercise the Optionee’s vested Options.

(g) Without Cause Termination. If the Optionee’s employment is terminated by the Corporation Without Cause and the Optionee is not displaced/separated in accordance with the Mellon Financial Corporation Displacement Program/The Bank of New York Mellon Corporation Separation Plan or receiving separation/transition pay, the Optionee will have thirty days from the Termination Date to exercise the Options that were vested as of the Termination Date.

4.2 Except as provided in Section 4.1 hereof, and notwithstanding Section 4.6 of the Plan, this Option will expire on the Termination Date.

4.3 As used in this Agreement, (i) “Termination Date” shall mean the date upon which the Optionee ceases performing services as an employee of the Corporation, without regard to accrued vacation, severance or other benefits or the characterization thereof on the payroll records of the Corporation; and (ii) “Payroll Separation Date” shall mean the last day for which the Optionee receives salary continuance or separation/transition pay from the Corporation, if any, without regard to any period during which receipt of payments may be delayed to avoid imposition of additional taxes under Section 409A of the Internal Revenue Code of 1986, as amended. If the Optionee does not receive salary continuance or separation/transition pay from the Corporation, the Payroll Separation Date will be the same date as the Termination Date.

SECTION 5: Miscellaneous

5.1 Whenever the word “Optionee” is used in any provision of this Option under circumstances where the provision should logically be construed to apply to the executors, the administrators or the person or persons to whom this Option may be transferred as permitted herein, the word “Optionee” shall be deemed to include such person or persons.

5.2 This Option may not be transferred except by the Optionee upon his or her death. No other assignment or transfer of this Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise shall be permitted, but immediately upon any such assignment or transfer this Option shall terminate and become of no further effect. This Option shall be exercisable only by the Optionee or by an entity or other person to which this section permits transfer and shall remain subject to any restrictions on exercise and otherwise as if held by the Optionee. The Corporation shall have received an amount sufficient to satisfy any federal, state, local or other withholding tax requirements prior to crediting the shares issuable upon exercise of this Option to a book-entry account.

5.3 If there is any change in the Common Stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or any other similar transaction, the number and kind of shares subject to this Option and the Option Price, as applicable, shall be appropriately adjusted by the Human Resources and Compensation Committee of the Board of Directors of the Corporation (the “Committee”).

5.4 Notwithstanding any other provision hereof, the Optionee hereby agrees that he or she will not exercise the Option granted hereby, and that the Corporation will not be obligated to issue any shares to the Optionee hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Optionee or the Corporation of any provision of law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The Corporation shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as the same shall be in effect from time to time) or to take any other affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

5.5 No amount of income received by an Optionee pursuant to this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Corporation.

5.6 The parties hereto agree that the Option granted hereby is not, and should not be construed to be, an incentive stock option under Section 422 of the Internal Revenue Code, as amended.

5.7 The Optionee accepts the grant of the Option confirmed hereby, and agrees to be bound by the terms and provisions of the Plan, as the Plan may be amended from time to time; provided, however, that no alteration, amendment, revocation or termination of the Plan shall, without the written consent of the Optionee, adversely affect the rights of the Optionee with respect to the Option. Except as otherwise specifically provided in Section 4.1 or 4.2 hereof, should there be any inconsistency between the provisions of this Option and the terms and conditions of the Plan, the provisions in the Plan shall govern and prevail. A copy of the Plan may be obtained by writing or calling the Corporate Compensation Division of the Corporation’s Human Resources Department in Pittsburgh, Pennsylvania.

5.8 In the event the Optionee fails to comply with any rules or regulations the Corporation establishes with respect to its businesses (including the Corporation’s Code of Conduct and Interpretive Guidance), the Corporation may cancel or revoke all or any portion of this Option with respect to the shares not yet exercised. The Corporation shall have sole discretion to determine what constitutes such failure.

5.9 This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, other than any choice of law rules calling for the application of laws of another jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE BANK OF NEW YORK MELLON CORPORATION

By:
Name:
Title:

OPTIONEE